Exhibit 10.26

FIRST AMENDMENT TO
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“First Amendment”) is made as of the 29th day of August, 2011, among CELADON GROUP, INC. (“Borrower”), the lenders parties hereto (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Witnesseth:

WHEREAS, as of December 7, 2010, the parties hereto entered into a certain Credit Agreement (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to, among other things, increase the Aggregate Commitments, all as herein provided;

NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

Part I.  Amendatory Provisions

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01.           Defined Terms.

Section 1.01 of the Agreement is hereby amended by substituting the following new definitions in lieu of the existing like definitions:

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Lease Adjusted Total Debt to EBIDTAR Ratio (the “Financial Covenant”) as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Financial Covenant	Commitment Fee	LIBOR Floating Rate +	Eurodollar Rate +	Letters of Credit	Base Rate +
1	Less than 3.25 to 1.00	.075%*	.75%	.75%	.75%	-0-
2	Greater than or equal to 3.25 to 1.00 but less than 3.50 to 1.00	.10%*	1.00%	1.00%	1.00%	-0-
3	Greater than or equal to 3.50 to 1.00	.125%*	1.125%	1.125%	1.125%	-0-

*
At times during which the sum of the Outstanding Amount of Committed Loans plus the Outstanding Amount of Letter of Credit Obligations is equal to or greater than 50% of the Aggregate Commitments, the Commitment Fee shall be Zero.

Any increase or decrease in the Applicable Rate resulting from a change in the Financial Covenant shall become effective commencing on the 5th Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section,  then, upon the request of the Required Lenders, Pricing Level 3 shall apply commencing on the 5th Business Day following the date such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  The Applicable Rate in effect from August 29, 2011 until the 5th Business Day following Agent’s receipt of a Compliance Certificate for the fiscal quarter ending September 30, 2011 shall be determined based upon Pricing Level 1.

Notwithstanding anything to the contrary contained in this definition, the determination of Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Asset Coverage Ratio” means, with respect to Borrower and the other Loan Parties on a consolidated basis for any period, the ratio of (a) the sum of (i) the net book value of accounts receivable less than 90 days past due, plus (ii) 50% of the net book value of tractors and trailers not subject to any Lien (other than Liens in favor of the Agent), to (b) Total Outstandings.

“Maturity Date” means August 29, 2016; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

Part II.  Schedules

The Agreement is hereby amended by substituting Schedule 2.01 to this First Amendment in lieu of Schedule 2.01 to the Agreement.

Part III.  Continuing Effect

Except as expressly modified herein:

(a)           All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this First Amendment; provided, however, in the event of any irreconcilable inconsistency, this First Amendment shall control;

(b)           The representations and warranties contained in the Agreement shall survive this First Amendment in their original form as continuing representations and warranties of Borrower; and

(c)           Capitalized terms used in this First Amendment, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, Borrower represents, warrants, covenants and agrees that:

(aa)           Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

(bb)           There currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived);

(cc)           Except as expressly waived in this First Amendment, there does not exist any Event of Default or Default; and

(dd)           After giving effect to this First Amendment and any transactions contemplated hereby, no Event of Default or Default is or will be occasioned hereby or thereby.

Part IV.  Conditions Precedent

Notwithstanding anything contained in this First Amendment to the contrary, the Lenders shall have no obligation under this First Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of the Lenders:

(a)           Each of the conditions set forth in Section 4.02 of the Agreement shall have been satisfied;

(b)           The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i)           This First Amendment, duly executed by Borrower, the Agent and the Lenders in the form approved by the Agent, and Replacement Notes payable to each Lender;

(ii)           A duly executed certificate of the Secretary or any Assistant Secretary of Borrower (A) certifying as to attached copies of resolutions of Borrower authorizing the execution, delivery and performance, respectively, of the documents referenced in the immediately preceding subparagraph, and (B) certifying as complete and correct as to attached copies of the Articles of Incorporation and By-Laws, or certifying that such Articles of Incorporation or By-Laws, have not been amended (except as shown) since the previous delivery thereof to the Lenders;

(iii)           A Reaffirmation of Guaranty, in the form prescribed by the Agent, duly executed by the Guarantors;

(iv)           Satisfactory UCC search results of the Loan Parties;

(v)           An opinion of counsel to Borrower as to those matters reasonably required by the Lenders;

(c)           All legal matters incident to this First Amendment shall be reasonably satisfactory to the Lenders and their counsel.

Part V.  Independent Credit Decision

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this First Amendment.

Part VI.  Expenses

Borrower agrees to pay or reimburse the Agent for all reasonable expenses of the Agent (including, without limitation, reasonable attorneys’ fees) incurred in connection with this First Amendment.

Part VII.  Counterparts

This First Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[This Space Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this First Amendment to be executed by their respective officers duly authorized as of the date first above written.

“BORROWER”

CELADON GROUP, INC.

By:	/s/ William E. Meek
Title:	Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kristine Thennes
Title:	Vice President

BANK OF AMERICA, N.A., as Swing Line Lender, as L/C Issuer and as a Lender

By:	/s/ Matthew Doye
Title:	Vice President

WELLS FARGO BANK, NA., a Lender

By:	/s/ Kyle Lacey
Title:	Relationship Manager

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$50,000,000.00	50.00%

Wells Fargo Bank, N.A.	$50,000,000.00	50.00%

Total	$100,000,000.00	100.00%

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